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                                                                      EXHIBIT 20


                                          KEY AUTO FINANCE TRUST 1999-1
                           MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                                          Servicer: Key Bank USA, N.A.
                                    Indenture Trustee: Bankers Trust Company
                                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:   November 1, 1999 to November 30, 1999
Distribution Date:   December 15, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                            Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                             Class A/B/C Note Amount
                                                                                                          or Certificate Amount
                                                                                                      ------------------------------
(i)  Principal Distribution
          Class A-1 Note  Amount                                                                           0.00       0.0000000
          Class A-2 Note  Amount                                                                  13,524,875.77       0.0902862
          Class A-3 Note  Amount                                                                           0.00       0.0000000
          Class A-4 Note  Amount                                                                           0.00       0.0000000
          Class B  Note  Amount                                                                    1,353,291.80       0.0349661
          Class C  Note  Amount                                                                      952,300.91       0.0349661
          Certificates  Amount                                                                       356,684.81       0.0282315

(ii)  Interest Distribution
          Class A-1 Note  Amount                                                                           0.00       0.0000000
          Class A-2 Note  Amount                                                                     563,654.44       4.3941667
          Class A-3 Note  Amount                                                                     451,807.50       4.6916667
          Class A-4 Note  Amount                                                                     683,567.50       4.8583333
          Class B  Note  Amount                                                                      182,745.27       5.0000000
          Class C  Note  Amount                                                                      151,743.78       5.9000000
          Certificates  Amount                                                                        94,320.42       7.8166667

(iii)   Total Pool Balance of Notes and Certificates (end of Collection Period)                  423,421,104.49

(iv)    Class A-1 Notes Balance (end of Collection Period)                                                 0.00
        Class A-1 Pool Factor (end of Collection Period)                                                              0.0000000
        Class A-2 Notes Balance (end of Collection Period)                                       114,748,464.85
        Class A-2 Pool Factor (end of Collection Period)                                                              0.7660111
        Class A-3 Notes Balance (end of Collection Period)                                        96,300,000.00
        Class A-3 Pool Factor (end of Collection Period)                                                              1.0000000
        Class A-4 Notes Balance (end of Collection Period)                                       140,700,000.00
        Class A-4 Pool Factor (end of Collection Period)                                                              1.0000000
        Class B Notes Balance (end of Collection Period)                                          35,195,762.24
        Class B Pool Factor (end of Collection Period)                                                                0.9093807
        Class C Notes Balance (end of Collection Period)                                          24,766,984.08
        Class C Pool Factor (end of Collection Period)                                                                0.9093807
        Certificates Balance (end of Collection Period)                                           11,709,893.32
        Certificates Pool Factor (end of Collection Period)                                                           0.9268343

(v)  Basic Servicing Fee                                                                             363,742.98       0.6550101

(vi)    Aggregate Realized Losses                                                                  1,414,533.78
        Aggregate Net Losses                                                                       1,126,702.10
        Cumulative Net Losses for all periods                                                      5,229,730.51

(vii)   Reserve Account Balance after Giving Effect to Payments                                   12,639,420.26
       Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments                         12,639,420.26
       Made on Distribution Date
        Distribution to Seller from Reserve Account                                                        0.00
        Draws on Reserve Account                                                                           0.00
        Deposits to Reserve Account                                                                        0.00
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

                                                   KEY AUTO FINANCE TRUST 1999-1
                                      MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                                                   Servicer: Key Bank USA, N.A.
                                             Indenture Trustee: Bankers Trust Company
                                           Owner Trustee: Chase Manhattan Bank Delaware

Collection Period: November 1, 1999 to November 30, 1999
Distribution Date: December 15, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                                Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                                 Class A/B/C Note Amount
                                                                                                              or Certificate Amount
                                                                                                            -----------------------

(viii)   Class A-1 Notes Interest Carryover Shortfall                                                      0.00       0.0000000
         Class A-2 Notes Interest Carryover Shortfall                                                      0.00       0.0000000
         Class A-3 Notes Interest Carryover Shortfall                                                      0.00       0.0000000
         Class A-4 Notes Interest Carryover Shortfall                                                      0.00       0.0000000
         Class B Notes Interest Carryover Shortfall                                                        0.00       0.0000000
         Class C Notes Interest Carryover Shortfall                                                        0.00       0.0000000
         Certificates Interest Carryover Shortfall                                                         0.00       0.0000000
         Class A-1 Notes Principal Carryover Shortfall                                                     0.00       0.0000000
         Class A-2 Notes Principal Carryover Shortfall                                                     0.00       0.0000000
         Class A-3 Notes Principal Carryover Shortfall                                                     0.00       0.0000000
         Class A-4 Notes Principal Carryover Shortfall                                                     0.00       0.0000000
         Class B Notes Principal Carryover Shortfall                                                       0.00       0.0000000
         Class C Notes Principal Carryover Shortfall                                                       0.00       0.0000000
         Certificates Principal Carryover Shortfall                                                        0.00       0.0000000

(ix)  Additional Principal Distributable Amount                                                    1,009,580.75

(x)    Aggregate Purchase Amount of Receivables Repurchased by the                                         0.00
       Seller or purchased by Servicer

(xi)  Delinquent Contracts
                                                                                           Number            Balance
                                                                             -------------------------------------------------------
           30-59 Days                                                                       717                   10,803,284.26
           60-89 Days                                                                       277                    4,084,233.52
           90 Days or More                                                                  169                    2,530,953.01
           Financed Vehicles Repossessed but not yet charged off                             72                      796,516.70

ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:
----------------------------------------------
Weighted Average Coupon of Remaining Portfolio (WAC)                                                  0.1137488
Weighted Average Remaining Term of Remaining Portfolio                                               51.8337368

Net Loss Ratio as of Each Collection Period
     (i)    Second Preceding Collection Period                                                        0.0000873
     (ii)   Preceding Collection Period                                                               0.0001309
     (iii)  Current Collection Period                                                                 0.0157013
     (iv)   Three Month Average                                                                       0.0053065

Ending Portfolio Balance                                                                         421,314,008.70
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